FORM OF SPECIMEN CERTIFICATE — SPECIMEN CERTIFICATE ONLY	Exhibit 2	(D)

CERTIFICATE NUMBER	NUMBER OF SHARES
____________________	____________________

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

Organized Under the Laws of the State of Delaware

Common Shares

$.01 Par Value Per Share

Cusip No.

____________________

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                      is the Owner of                      fully paid and non-assessable Common Shares of beneficial interest $.01 par value of ING Global Advantage and Premium Opportunity Fund (herein called the “Fund”) transferable on the books of the Fund by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Fund establishing the Fund as a Delaware statutory trust, and all amendments thereto (copies of which are on file with the Secretary of the State of Delaware) and the Fund’s By-Laws (copies of which are on file at the principal office of the Fund), to all of which the holder by acceptance hereof expressly assents. This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of the duly authorized officers of the Fund.	Dated

/s/	COUNTERSIGNED AND REGISTERED:
Title:
The Bank of New York
Transfer Agent and Registrar

/s/	By
Title:	Authorized Officer

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

FORM OF SPECIMEN CERTIFICATE — SPECIMEN CERTIFICATE ONLY

ING Global Advantage and Premium Opportunity Fund (the “Fund”) will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of beneficial interest of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the below list.

TEN COM          as tenants in common;          TEN ENT          as tenants by the entireties under the Uniform Gifts to Minors Act (State)

UNIF GIFT MIN ACT          Custodian;        JT TEN          as joint tenants with right of survivorship and not as tenants in common

For Value Received                              hereby sell, assign and transfer unto

Please insert social security or other identifying number of Assignee

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

                                                                                           Common Shares of Beneficial Interest represented by the within Certificate and do hereby irrevocably constitute and appoint

                                                                                           Attorney to transfer the said shares on the books of the within-named Fund, with full power of substitution in the premises.

Dated

X

X

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

FORM OF SPECIMEN CERTIFICATE — SPECIMEN CERTIFICATE ONLY

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND